Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2008 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K of RAIT Financial Trust (formerly RAIT Investment Trust) and subsidiaries for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Financial Trust on Form S-3 (File No. 333-149340; File No. 333-144603, effective on July 16, 2007; File No. 333-139948, effective on January 12, 2007; File No. 333-139889, effective on January 10, 2007; File No. 333-103618, effective on March 14, 2003; File No. 333-69366, effective on October 18, 2001; and File No. 333-78519, effective May 14, 1999) and Form S-8 (File No. 333-125480, effective on June 3, 2005; File No. 333-109158, effective on September 26, 2003; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 28, 2008